                                                                   EXHIBIT 10.26

                                PROMISSORY NOTE
                                ---------------


   $800,000.00                Lake Forest, Illinois             March 2, 2001
------------------      ----------------------------------      -------------
(Principal Amount)                (City, State)                    (Date)

     FOR VALUE RECEIVED, George W. Buckley ("Mr. Buckley") and Carol L. Buckley (individually and collectively, the "Maker"), hereby jointly and severally promise to pay to the order of Brunswick Corporation, a Delaware corporation ("Brunswick"), the principal amount of Eight Hundred Thousand Dollars ($800,000.00) in five equal successive annual installments of $160,000.00 payable on August 1 of each year beginning on August 1, 2001 and ending on August 1, 2005 without interest, except as provided in Section 3 below. This Note amends and supersedes the Promissory Note between the Maker and Brunswick dated August 11, 2000.

     The principal amount of this Note and all interest thereon as provided in
Section 3 shall be payable at the office of Brunswick, attention: Treasurer, 1 North Field Court, Lake Forest, Illinois, 60045, in lawful money of the United States of America. All payments shall be applied first to interest, if applicable, then to principal.

     Section 1. Mr. Buckley has recently been named Chairman, Chief Executive Officer and President of Brunswick, and Brunswick has requested Mr. Buckley to move his principal residence from Fond du Lac, Wisconsin to the Northern suburbs of Chicago, Illinois. Mr. Buckley agrees that he will use the proceeds of this loan solely to purchase a new principal residence in North Barrington, Illinois. This Note is secured by a mortgage on such residence in favor of Brunswick dated on or about the date hereof (the "Mortgage"). Mr. Buckley hereby certifies to Brunswick that he expects to be entitled to, and will itemize on his Federal tax returns, deductions during each year that amounts are outstanding under this Note.

     Section 2. Brunswick may offset against principal and interest amounts owed pursuant to this Note (i) the cash amounts Brunswick owes Mr. Buckley pursuant to the Brunswick Performance Plan ("BPP") or any successor plan for 2000 and subsequent years and the Brunswick Strategic Incentive Plan ("BSIP") or any successor plan for 1999-2000 and subsequent periods after deducting all applicable federal and state withholding taxes and (ii) if such amounts are not sufficient, the cash amounts which Mr. Buckley would have deferred under the BPP or any successor plan for 2000 and subsequent years and under the BSIP or any successor plan for 1999-2000 and subsequent periods after deducting all applicable federal and state withholding taxes. If the foregoing offsets are not sufficient to pay all principal and interest amounts due pursuant to this Note on August 1, 2005 or at any accelerated maturity date as a result of an Event of Default, Brunswick may offset all amounts it then holds in any deferred account for Mr. Buckley after deducting all applicable federal and state withholding taxes.

     Section 3. If Mr. Buckley fails to pay any principal installment when it is due, the unpaid portion of such principal payment will bear interest at the rate of 7-1/2% per annum until paid, payable annually on each August 1 and on demand after August 1, 2005 or any accelerated maturity date as a result of an Event of Default. If the principal amount of this Note is not paid in full at any accelerated maturity, the unpaid principal amount will bear interest at the rate of 7-1/2% per annum payable on demand. All interest will be calculated for the actual number of days on a 365-day year basis.

     Section 4. If any of the following events ("Event of Default") shall occur and be continuing:

     a.   if Mr. Buckley's employment with Brunswick terminates;

     b.   death or incapacity of Mr. Buckley;

     c. sale of Maker's principal residence in North Barrington, Illinois which is subject to the Mortgage;

     d. if the Mortgage shall at any time cease to be in full force and effect in accordance with its terms;

     e. default by Maker in the performance of any covenant, agreement or provision contained in the Mortgage;

     f. if Maker becomes insolvent or bankrupt, admits in writing an inability to pay debts as they become due, or makes an assignment for the benefit of creditors, or petitions or applies for the appointment of a trustee, liquidator or receiver of Maker or any substantial part of the assets of Maker, or commences any proceeding relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall be adjudicated bankrupt or insolvent; or

     g. if any such petition or application is filed, or any such proceeding is commenced against Maker, and Maker indicates his/her approval thereof, consent thereto or acquiescence therein, or an order is entered appointing any such trustee, liquidator, or receiver, or approving a petition in any such proceeding, and such order remains in effect for more that thirty days, whether or not consecutive;

then all indebtedness evidenced hereby, all interest thereon and all other amounts payable hereunder shall automatically be and become immediately due and payable, all without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker.

     Section 5. Maker waives presentment for payment, demand, protest and notice of dishonor.

     Section 6. This Note may not be changed or terminated orally and may not be transferred to, or assumed by any other person.

     Section 7. The interest benefits of this Note may not be assigned or otherwise transferred by Maker to a third party and are conditioned on the future performance of substantial services to Brunswick by Mr. Buckley.

     Section 8. In addition to, and not in limitation of, the foregoing, Maker further agrees, subject only to any limitation imposed by applicable law, to pay all expenses including reasonable attorneys' fees and expenses, incurred by Brunswick in seeking to enforce the provisions of this Note or to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     Section 9. If any day upon which any principal or interest due and owing hereunder falls on a day other than a business day (a day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required to close [a "Business Day"]), then any payments due hereunder on such day shall be made the next succeeding Business Day and interest shall accrue and be payable for such additional period.

     Section 10. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF BRUNSWICK OR MAKER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS LOCATED IN LAKE COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT,

AT BRUNSWICK'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. MAKER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICITON OF THE COURTS OF THE STATE OF ILLINOIS LOCATED IN LAKE COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. MAKER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. MAKER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH MAKER MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS MAKER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT RELATED HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF MAKER OR BRUNSWICK.

     Section 11. This Note shall be governed by the laws of the State of Illinois.

     IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

MAKER                                 MAKER

/s/ George W. Buckley                 /s/ Carol L. Buckley
--------------------------            ------------------------
George W. Buckley                     Carol L. Buckley